UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2014

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 28, 2014, the Board of Directors of the Federal Home Loan Bank of Pittsburgh ("Bank") approved the following officer promotion changes effective September 1, 2014:

(1) David G. Paulson, the Bank’s Chief Financial Officer heading the Bank's Capital Markets Department, is given additional responsibility for the Bank’s Finance Department. Following this change, Mr. Paulson will serve as the Bank’s principal financial officer and Edward V. Weller will continue to serve as the Bank’s Chief Accounting Officer;

(2) as principal financial officer Mr. Paulson’s annual base salary will be increased to $311,856; and

(3) effective January 1, 2015 his incentive award opportunity at threshold, target and maximum will be increased to 30%, 50% and 70% of base salary respectively.

The base salary and incentive award changes are subject to review and non-objection by the Federal Housing Finance Agency ("Finance Agency"). A description of the terms of the Bank’s executive incentive compensation plan and other compensation and benefits provided or made available to the Bank’s executive officers, including Mr. Paulson, may be found in Item 11—Executive Compensation of the Bank’s Annual Report on Form 10-K filed with the SEC on March 13, 2014. Neither Mr. Paulson nor any member of his immediate family has or has had any material interest in any transaction or proposed transaction with the Bank.

(d) Also on August 28, 2014, in accordance with the Finance Agency Director Election Regulation at 12 C.F.R. 1261.8(c), the Board of Directors reviewed the nominations for member directors for each of the open seats in Delaware and West Virginia respectively. There was only one nominee for each respective open position. Pursuant to 1261.8(c), since the number of nominees for each open member directorship for Delaware and West Virginia equals the number of directorships to be filled, the nominees are deemed to be elected without further action. The 2014 member director election in Pennsylvania and the district-wide independent director election will proceed in October.

The nominees declared re-elected to serve on the Board as Delaware and West Virginia member directors for terms beginning January 1, 2015 are:

(1) Lynda A. Messick, Chief Executive Officer, Community Bank Delaware to serve a four-year term on the Board beginning January 1, 2015 and ending December 31, 2018; and

(2) Bradford E. Ritchie, President, Summit Community Bank to serve a four-year term on the Board beginning January 1, 2015 and ending December 31, 2018.

The Board has not yet determined on which committees either of these directors will serve beginning in 2015. All directors serving on the Bank's Board for 2015 will receive compensation under the Bank's 2015 Director Compensation Policy which has not yet been approved by the Board. Director compensation is subject to the terms of Finance Agency Regulations and subject to Finance Agency review.

The Bank is a cooperative, and most of the Bank’s business is conducted with its members. In the normal course of its business, the Bank extends credit to and transacts other business with members whose officers or directors may serve as member directors of the Bank. It is the Bank’s policy to extend credit to and transact other business with members having directors or officers serving on the Bank’s Board on terms and conditions that are no more favorable than the terms of comparable transactions with similarly situated members having no Board representation.

For further information, including information regarding related person transactions as defined in 17 C.F.R. 229.404(a), see Item 13 of the Bank’s 2013 Annual Report on Form 10-K filed with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

September 3, 2014	By:	/s/ Dana A. Yealy

Name: Dana A. Yealy
Title: Managing Director, General Counsel & Corporate Secretary